UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2017
CSRA INC.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-37494 (Commission File Number)	47-4310550 (I.R.S. Employer Identification No.)

3170 Fairview Park Drive Falls Church, Virginia (Address of Principal Executive Offices)		22042 (Zip Code)

Registrant’s telephone number, including area code: (703) 641-2000
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events.
Eagle Alliance, a partnership in which CSRA Inc. holds a 79% equity interest, has signed a contract with an agency of the Department of Defense for enterprise IT Services. The new contract has a ceiling value of approximately $2.4 billion over a performance period of 10 years (if all options are exercised). The contract is a partial follow-on to a contract for which Eagle Alliance has been the incumbent contractor since 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 5, 2017
CSRA INC.
By:     /s/ William J. Haynes II
Name:    William J. Haynes II
Title:    Executive Vice President, General Counsel and Secretary